Exhibit 99.1

Celularity and GX Acquisition Corp. Announce Merger Agreement to Create a Publicly Listed Leader in Allogeneic Cellular Therapy

January 8, 2021 at 8:00 AM EDT

●	Celularity has entered into a definitive merger agreement with GX Acquisition Corp. (Nasdaq: “GXGX”); upon closing, shares of the combined company will be listed on Nasdaq under the ticker symbol “CELU”.

●	Institutional investors and certain individuals have committed to invest approximately $80 million through concurrent equity investments (the “PIPE”).

●	$372 million of total expected proceeds from the PIPE and cash held in GX Acquisition Corp.’s trust account (assuming no stockholder redemptions are effected) upon the closing of the business combination.

●	Celularity stockholders (including Sorrento Therapeutics, affiliates of Bristol Myers Squibb, Starr Insurance Companies, and Dragasac Limited, a wholly owned subsidiary of Genting Berhad), GX Acquisition Corp. stockholders and PIPE stockholders will hold shares in the combined company that is expected to have an estimated initial post-transaction equity value of approximately $1.7 billion.

●	The business combination is expected to be completed during the second quarter of 2021.

●	Joint investor conference call to discuss the proposed transaction is being held today, January 8, 2021 at 8:00 a.m. EDT.

FLORHAM PARK, NJ and NEW YORK, NY – January 8, 2021 – Celularity Inc. (“Celularity”), a clinical-stage biotechnology company, leading the next evolution in cellular medicine with the development of off-the-shelf allogeneic therapies derived from the postpartum human placenta, and GX Acquisition Corp. (Nasdaq: GXGX), a special purpose acquisition company, today announced they have entered into a definitive merger agreement pursuant to which GX Acquisition Corp. will combine with Celularity. Upon the closing of the transaction, which is expected to occur in the second quarter of 2021, GX Acquisition Corp. will be renamed Celularity Inc., and its common stock and warrants are expected to remain listed on Nasdaq under the new ticker symbols “CELU” and “CELUW.”

In addition to the approximately $292 million held in GX Acquisition Corp.’s trust account (assuming no stockholder redemptions are effected), a group of existing and other institutional investors have committed to participate in a concurrent equity financing through the sale of approximately $80 million of GX Acquisition Corp. Class A common stock at $10.00 per share. Investors in the PIPE include existing Celularity stockholders or their affiliates including Starr Insurance Companies, Dragasac Limited, Sorrento Therapeutics, as well as unaffiliated institutional investors.

Approximately $372 million of total expected proceeds from the PIPE and cash held in GX Acquisition Corp.’s trust account will be added to the combined company’s balance sheet (assuming no stockholder redemptions are effected). The company will operate under the Celularity management team, led by Founder, Chairperson and Chief Executive Officer, Robert J. Hariri, M.D., Ph.D. The boards of directors of both GX Acquisition Corp. and Celularity have unanimously approved the proposed transaction. Completion of the transaction is subject to approval of both GX Acquisition Corp.’s and Celularity’s stockholders and the satisfaction or waiver of certain other customary closing conditions.

“I would like to thank the team at Celularity, existing Celularity and GX Acquisition Corp. stockholders, the PIPE investors, and all our advisors for their dedication in preparing for this transaction. We anticipate that the proceeds will provide us added runway and enable us to accelerate the development of innovative, off the shelf allogeneic cell therapies, including genetically modified natural killer (NK) cell therapies and CAR T cell therapies derived from the postpartum placenta. We expect to leverage this transaction and our new state-of-the-art manufacturing facility to advance the delivery of best-in-class cell therapies to patients with unmet medical needs,” said Dr. Hariri.

“At Celularity we believe the next evolution in allogeneic cell therapy entails the delivery of rapidly scalable, high quality and economical solutions. It is in the continued spirit of evolution that today we announce our plans for becoming a public company,” Dr. Hariri added.

John Sculley, Vice Chairman of the Board of Celularity, former CEO of Apple Inc., and former President of Pepsi Cola, further speaks to the Company’s dynamic footprint: “Bob is creating systemic change with Celularity – he started with his insight of the incredible power of the placenta, something that is being discarded, as the source material to come up with immuno-oncology therapies that would touch many types of cancer, and be scalable to reach millions of people.”

Dean C. Kehler, Co-Chairman and CEO at GX Acquisition Corp., added, “We are excited to partner with the management of Celularity to create a new publicly-traded cell therapy company. Most importantly, this transaction will help to continue the decades of innovation by Dr. Hariri and his seasoned team, with the goal of developing new immunotherapies to treat cancer and other diseases.”

Celularity is a clinical-stage biotechnology company leading the next evolution in cellular medicine with the development of allogeneic placental-derived cell therapy products, including genetically engineered placental-derived natural killer (“NK") cells and unmodified NK cells; placental-derived T cells engineered with a chimeric antigen receptor (“CAR -T cells”); and mesenchymal-like adherent stromal cells (“ASCs”). The cell therapy products are being developed to target indications across cancer, infectious and degenerative diseases.

Celularity believes that by harnessing the placenta’s unique biology and ready availability, it will be able to develop therapeutic solutions that address a significant unmet global need for effective, accessible, and affordable therapeutics.

Proceeds of the business combination and PIPE are expected to be used, among other things, to support Celularity’s research and clinical development programs, including:

●	CYNK-101 is Celularity’s lead therapeutic candidate based on its placental-derived genetically modified NK cells. CYNK-101 is an allogeneic, cryopreserved, off-the-shelf investigational cell therapy product with potential applications in hematological cancers and solid tumors as well as infectious disease. Celularity plans to submit its initial CYNK-101 investigational new drug (“IND”) application in the first half of 2021 to investigate CYNK-101 in combination with a monoclonal antibody (“mAb”) to target HER2+ cancers, such as gastric cancer. The Phase 1/2a clinical trial will commence in 2021.

●	CyCART-19 is a placental-derived T cell therapy engineered with a chimeric antigen receptor (“CAR”) that is cryopreserved, allogeneic and available off-the shelf to clinicians. CyCART-19 is in development initially for the treatment of B-cell malignancies, targeting the CD19 receptor. Unlike adult peripheral blood mononuclear cell derived T cells, placental-derived T cells are mostly naïve (CD45RA+), expand readily ex vivo, express markers of stem cell memory and have lower expression of effector or exhaustion markers, allowing for greater proliferative potential in vivo. Celularity plans to file its initial CyCART-19 IND application and to commence a Phase 1/2a clinical trial in the first half of 2021.

●	CYNK-001 is a non-genetically modified NK cell therapy product being developed from placental hematopoietic stem cells as a potential treatment option for various hematologic cancers, solid tumors, and infectious disease. CYNK-001 is in development for the treatment of acute myeloid leukemia (“AML”), a blood cancer, and for glioblastoma multiforme (“GBM”), a solid tumor cancer, as well as COVID-19. CYNK-001 is currently in a Phase 1 trial (for AML and other blood cancers) and Phase 1/2a (for both GBM and COVID-19) clinical trials. Celularity plans to commence pivotal Phase 2 trials of CYNK-001 for the treatment of both AML and GBM in 2021.

●	APPL-001 is a placental-derived mesenchymal-like ASC being developed for the treatment of degenerative diseases, including Crohn’s disease. Celularity plans to submit an IND in the second half of 2021 and to commence a Phase 1/2a study of APPL-001 for the treatment of Crohn’s disease in 2022.

Celularity also plans to use the funding from the transaction to bolster the continued build-out of internal discovery capabilities, enhance business development activities and support general corporate activities.

Celularity’s current science is the product of over two decades of discovery, research, and development. Celularity has its roots in Anthrogenesis Corporation (“Anthrogenesis”), a company founded in 1998 by Dr. Hariri and acquired in 2002 by Celgene Corporation (“Celgene”). The team continued to hone its discoveries and expertise in the field of placental-derived cells at Celgene through August 2017, when Celularity, led by Dr. Hariri, acquired Anthrogenesis from Celgene.

Celularity benefits from Celgene’s twenty-plus years’ investment in developing technologies and capabilities to enable the manufacture cellular products at scale, with consistent and reliable quality.

Celularity has a robust global intellectual property portfolio comprised of over 1,500 patents and patent applications around the Celularity IMPACT platform, covering its processes, technologies, and key cell therapy programs. In 2020, Celularity completed construction of its 150,000 square foot purpose-built manufacturing and research facility located in Florham Park, New Jersey. This facility incorporates a world-class cGMP-ready manufacturing center, research and product development laboratories and biorepository, along with dedicated office space and space for shared services. Celularity’s facility includes nine Grade C/ISO-7 and six Grade D/ISO-8 manufacturing suites designed for the parallel commercial production of multiple cellular therapy products and advanced biomaterials.

Summary of Transaction

The transaction will be effected pursuant to a merger of Celularity with a wholly owned subsidiary of GX Acquisition Corp. In the merger, outstanding shares of Celularity capital stock, options and warrants will be converted into shares of common stock, options and warrants, respectively, of the combined company at an implied Celularity equity value of $1.25 billion.

Advisors

Ardea Partners LP is serving as lead financial advisor to Celularity. Morgan Stanley & Co. LLC is also serving as a financial advisor. Truist Securities and Oppenheimer & Co. Inc. are acting as capital markets advisors to Celularity. Cooley LLP is serving as legal counsel to Celularity.

Credit Suisse is serving as lead capital markets advisor and lead private placement agent on the PIPE to GX Acquisition Corp. Cantor Fitzgerald is also serving as capital markets advisor to GX Acquisition Corp. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to GX Acquisition Corp.

Conference Call Information

January 8, 2021 at 8:00 a.m. EDT
Stream Recording: https://celularity.com/celularity-and-gx-acquisition-corp-announce-business-combination-agreement-to-create-a-publicly-listed-leader-in-allogeneic-cellular-therapy

About GX Acquisition Corp.

GX Acquisition Corp. is a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. GX Acquisition Corp. is led by Jay R. Bloom and Dean C. Kehler, who serve as Managing Partners of Trimaran Capital Partners.

About Celularity

Celularity is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing off-the-shelf placenta-derived allogeneic cell therapies, including genetically-modified NK cells, T cells engineered with a CAR (CAR T-cells), and ASCs, targeting indications across cancer, infectious and degenerative diseases. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it will be able to develop therapeutic solutions that address a significant unmet global need for effective, accessible, and affordable therapeutics. Celularity currently has four active and enrolling clinical trials and plans to submit three additional investigational new drug (“IND”) applications in 2021. The Celularity IMPACT platform capitalizes on the benefits of placental-derived cells to target multiple diseases, and provides seamless integration, from bio-sourcing through manufacturing cryopreserved and packaged allogeneic cells, which Celularity handles at its purpose-built U.S.-based 150,000 square foot facility in Florham Park, NJ. Celularity believes the use of placental-derived cells sourced from full-term healthy informed consent donors have potential inherent advantages, both from an economic and a scientific perspective. Relative to adult-derived cells, placental-derived cells demonstrate greater stemness, which means the ability to expand and persist. Further, their immunological naïveté, meaning having an immune system that has never been exposed to a specific antigen, may allow for an improved safety profile. Celularity’s placental-derived cells are allogeneic, meaning they are intended for use in any patient, as compared to autologous cells, which are derived from an individual patient for that patient’s sole use. Celularity believes this a key difference that will enable readily available off-the-shelf treatments that can be delivered faster, more reliably, at greater scale and to more patients.

Additional Information about the Business Combination and Where to Find It

GX Acquisition Corp. intends to file the Registration Statement with the SEC, which will include a preliminary proxy statement to be distributed to holders of GX Acquisition Corp.’s common stock in connection with GX Acquisition Corp.’s solicitation of proxies for the vote by GX Acquisition Corp.’s stockholders with respect to the business combination and other matters as described in the Registration Statement, and a prospectus relating to the offer of the securities to be issued to Celularity’s stockholders in connection with the business combination. After the Registration Statement has been filed and declared effective, GX Acquisition Corp. will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the business combination and the other proposals regarding the business combination set forth in the Registration Statement. GX Acquisition Corp.’s stockholders and other interested persons are advised to read, once available, the Registration Statement, including the preliminary proxy statement / prospectus contained therein, and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with GX Acquisition Corp.’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the business combination, because these documents will contain important information about GX Acquisition Corp., Celularity and the business combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the business combination and other documents filed with the SEC by GX Acquisition Corp., without charge, at the SEC’s website located at www.sec.gov or by directing a request to GX Acquisition Corp., 1325 Avenue of the Americas, 25th Floor, New York, NY 10019.

Participants in the Solicitation

GX Acquisition Corp., Celularity and their respective directors and officers may be deemed participants in the solicitation of proxies of GX Acquisition Corp.’s stockholders in connection with the business combination. GX Acquisition Corp.’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of GX Acquisition Corp. in GX Acquisition Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 24, 2020, and GX Acquisition Corp.’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on December 4, 2020. Information regarding Celularity’s directors and officers will be set forth in the Registration Statement for the business combination.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of GX Acquisition Corp.’s stockholders in connection with the business combination and other matters to be voted upon at the special meeting will be set forth in the Registration Statement for the business combination. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination will be included in the Registration Statement for the business combination.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Celularity, the combined company or GX Acquisition Corp., nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Special Note Regarding Forward-Looking Statements

This press release contains, or incorporates by reference, “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding GX Acquisition Corp.’s, GX Acquisition Corp.’s management team’s, Celularity’s and Celularity’s management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example: (i) the ability to consummate the business combination, (ii) the expected benefits of the business combination; (iii) the financial and business performance of Celularity, (iv) the inability to complete the PIPE Investment; (v) the success and timing of Celularity’s cellular therapeutic development activities and initiating clinical trials; (vi) the success and timing of Celularity’s planned clinical trials; (vii) Celularity’s ability to obtain and maintain regulatory approval of any of Celularity’s therapeutic candidates; (viii) Celularity’s plans to research, discover and develop additional therapeutic candidates, including by leveraging genetic engineering and other technologies and expanding into additional indications; (ix) Celularity’s ability to expand its manufacturing capabilities, and to manufacture Celularity’s therapeutic candidates and scale production; (x) Celularity’s ability to meet certain milestones; (xi) changes in Celularity’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (xii) the implementation, market acceptance and success of Celularity’s business model; (xiii) developments and projections relating to Celularity’s competitors and industry; (xiv) the impact of health epidemics, including the COVID-19 pandemic, on Celularity’s business and the actions Celularity may take in response thereto; (xv) Celularity’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; (xvi) expectations regarding the time during which GX Acquisition Corp. will be an emerging growth company under the JOBS Act; (xvii) Celularity’s future capital requirements and sources and uses of cash; (xviii) Celularity’s ability to obtain funding for its operations; (xix) Celularity’s business, expansion plans and opportunities; and (xx) the outcome of any known and unknown litigation and regulatory proceedings. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. These risks and uncertainties may be amplified by the COVID- 19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither GX Acquisition Corp. nor Celularity presently know, or that GX Acquisition Corp. or Celularity currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect GX Acquisition Corp.’s and Celularity’s expectations, plans, or forecasts of future events and views as of the date of this press release. GX Acquisition Corp. and Celularity anticipate that subsequent events and developments will cause GX Acquisition Corp.’s and Celularity’s assessments to change. Accordingly, forward-looking statements should not be relied upon as representing GX Acquisition Corp.’s or Celularity’s views as of any subsequent date, and GX Acquisition Corp. does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Additional risks and uncertainties are identified and discussed in GX Acquisition Corp.’s reports filed with the SEC and available at the SEC’s website at http://www.sec.gov.

GX Acquisition Corp. Contact:

Caroline Luz

Lambert & Co.

cluz@lambert.com

Celularity Investor Contacts:

Carlos Ramirez
Celularity
carlos.ramirez@celularity.com

Alexandra Roy

Solebury Trout

aroy@troutgroup.com

Celularity Media Contact:

media@celularity.com